UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11c or §240.14a-12

TBX RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PRINCIPAL ACCOUNTING FEES AND SERVICES
PROPOSAL I
PROPOSAL II Majority Vote to Amend Articles of Incorporation
PROPOSAL III Election of Directors
GENERAL
EXHIBIT A
EXHIBIT B

TBX Resources, Inc.
3030 LBJ Freeway, Suite 1320
Dallas, Texas 75234

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held June 29, 2005

To Our Stockholders:
      Notice is hereby given that a Special Meeting of Stockholders of TBX Resources, Inc. will be held at the Club Corp Building Conference Center, 3030 LBJ Freeway, Dallas, Texas 75234 on June 29, 2005, at 8:30 A.M. Central Daylight Time, for the following purposes:

1. To amend our Articles of Incorporation to effect a one-for-ten reverse stock split of all outstanding (but not all authorized) shares of the Company’s common stock; and

2. To amend our Articles of Incorporation to provide that the Articles of Incorporation may be amended by a majority vote of issued and outstanding shares; and

3. To elect two directors to hold office for a term of one year and until their successors are elected and qualified; and

4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.
      The close of business on Wednesday, May 18, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.
      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ TIM BURROUGHS

Tim Burroughs,
President and Director
Dallas, Texas
June 8, 2005

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TBX Resources, Inc. (the “Company”) of proxies to be voted at the Special Meeting of Stockholders to be held at the Club Corp Building Conference Center, 3030 LBJ Freeway, Dallas, Texas 75234, on Wednesday, June 29, 2005, at 8:30 A.M. Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. If the enclosed form of proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, such shares will be voted in favor of the actions described in this Proxy Statement. Any stockholder giving such a proxy may revoke it at any time before it is exercised in any manner permitted by law.
      Only holders of shares of Common Stock of record at the close of business on May 18, 2005 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 33,272,537 shares of Common Stock, each entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Common Stock, to be represented at the meeting in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the Common Stock so represented is necessary to elect the nominee for election as directors. The affirmative vote of 66 2/3 of the Common Stock so represented is necessary to approve the amendments to the Articles of Incorporation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote “against” the matter even though the stockholder may interpret such action differently. Accordingly, except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.
      The principal executive offices of the Company are located 3030 LBJ Freeway, Suite 1320, Dallas, Texas 75234. The Company expects to mail this Proxy Statement and the accompanying form of proxy on or about June 8, 2005.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
      Our current executive officers and directors, their ages and present positions with TBX Resources are identified below. Our directors hold office until the annual meeting of the shareholders following their election or appointment and until their successors have been duly elected and qualified. Our officers are elected by and serve at the pleasure of our Board of Directors.
      As the Company has only one Director, the Board of Directors has no Audit, Compensation, or Nominating Committee. Mr. Burroughs, as sole Director, makes decisions in his best judgment regarding audit matters, executive compensation, and in identifying and evaluating candidates for nomination to the Board of Directors. This nomination process is based on individuals known by, or introduced to, Mr. Burroughs. Mr. Burroughs has not applied any particular or unique qualification for nomination but rather examines the background and experience of each candidate using his business judgment. In general, Mr. Burroughs requires that a nominee should possess the highest personal and professional ethics, integrity, and values. Nominees must possess practical wisdom, mature judgment, and be committed to the best long-term interests of the Company’s employees, customers, and shareholders. In addition, Directors must be willing to devote sufficient time to fulfill their responsibilities and be willing to serve on the Board for an extended period of time. There are no third parties that receive compensation related to identifying and evaluating candidates.

Name	Age	Position

Tim Burroughs	45	President and Director
Sherri Cecotti	40	Secretary/Treasurer
      TIM BURROUGHS is the President, Chief Financial Officer and founder of TBX Resources, Inc. Mr. Burroughs has been our President and Chief Financial Officer since our company’s inception in 1995. Prior to founding our company, Mr. Burroughs worked for several Dallas/ Ft. Worth area based energy companies. Mr. Burroughs also studied business administration at Texas Christian University in Ft. Worth, Texas.
      In addition to serving as the President and Chief Financial Officer of our Company, Mr. Burroughs is also the President of Marketing Research Group, Inc. and American Eagle Services, Inc. These companies were all organized by Mr. Burroughs to participate in various opportunities in the oil and gas industry. However, since the organization of these companies, Mr. Burroughs has decided to not aggressively pursue through these companies the business he originally intended and has instead spent the majority of his professional time devoted to our business. In the future, Mr. Burroughs expects to spend little or no time on the business of these other companies. Mr. Burroughs is also the sole shareholder of Gulftex Operating, Inc. oil and gas operating company that performs services on behalf of TBX and from which Mr. Burroughs benefits financially. See “Certain Relationships and Related Transactions.”
      SHERRI CECOTTI is the Secretary-Treasurer and recently joined our company in February 2002. Prior to joining our company Ms. Cecotti was employed by the Expo Design Center/ Home Depot, from 1999 to 2002 as an assistant store manager in their central installation office. From 1992-1998 Ms. Cecotti was operations manager for Marshall Fields in Dallas, Texas.
Nominees for Director.
      JEFFREY REYNOLDS, age 47, has been President of Broadway Operating Company in Lubbock, Texas since 1991, and has also been a partner with J. Reynolds and Associates, Ltd. since 1999. Mr. Reynolds is a member of the Million Dollar Round Table. Mr. Reynolds has experience in both the insurance and oil and gas businesses.
      ALAN OSENBAUGH, age 43, is a Certified Public Accountant and a partner in Osenbaugh, Mulkey & Associates, LLP since 1997. Prior thereto, he was a sole practitioner as well as a registered investment advisor with Admor, LLC, a business wholly-owned by Mr. Osenbaugh. Mr. Osenbaugh has held his CPA license since 1994. Mr. Osenbaugh currently holds a Series 65 securities license.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and greater than 10% beneficial owners were complied with.
EXECUTIVE COMPENSATION
      The following table sets forth the compensation awarded to, earned by, or paid to the executive officers named:

Name and Position	Year	Annual Salary	Bonus

Tim Burroughs,	2003	$150,000	$-0-
President	2004	$150,000	$-0-
Sherri Cecotti,	2003	$48,000	$-0-
Secretary/ Treasurer	2004	$48,000	$5,000
      Effective December 1, 1999, we entered into an employment agreement with our President, Mr. Burroughs, whereby Mr. Burroughs shall receive stock options good for five years from the date of issuance to purchase up to 500,000 of our common stock each year at a price which shall not be greater than 50% of the average bid price for our common stock during the previous quarter. Mr. Burroughs exercised his option to purchase the common stock on November 30, 2004.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the stock ownership of the officers, directors and shareholders holding more than 5% of the common stock of TBX Resources as of April 30, 2005:

		Amount	Percent of
Title of Class	Name and Address of Owner	Owned	Class

Common Stock	Tim Burroughs(1) 3330 LBJ Freeway Suite 1320 Dallas, TX 75234	4,065,896	12.22%
Common Stock	Tim Burroughs Family Tr(2) 12300 Ford Road, Ste 194 Dallas, Texas 75234	5,000,000	15.03%
Common Stock	Samuel Warren 5 Cindywood Street Texarkana, TX 75503	3,378,316	10.15%

(1)	Effective December 1, 1999, we entered into an employment agreement with our President, Mr. Burroughs, whereby Mr. Burroughs shall receive stock options good for five years from the date of issuance to purchase up to 500,000 shares of our common stock each year at a price which shall not be greater than 50% of the average bid price for our common stock during the previous year. This right to purchase accumulates so that if Mr. Burroughs does not purchase the shares to which he is entitled from a year, that amount of shares that are not purchased is added to the previous number of shares that Mr. Burroughs may purchase. The result is that Mr. Burroughs shall have the right to acquire an additional 2,500,000 shares of our common stock over a five-year period. Mr. Burroughs currently owns

4,065,896 shares of our common stock after exercising his option to purchase 2,500,000 on November 30, 2004. Mr. Burroughs current contract is extended for an additional year or until a new contract can be executed in 2005.

(2)	The beneficiary of the Burroughs Family Trust is Becca Burroughs, the daughter of Tim Burroughs, our President.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      All of the operations conducted in the field on behalf of our company are conducted by Gulftex Operating, Inc. Our president, Tim Burroughs, owns all of the common stock of Gulftex Operating, Inc. In the past, no compensation was paid to Gulftex Operating, Inc. or Tim Burroughs for the ownership of Gulftex Operating, Inc. or for the management activities conducted by Gulftex Operating, Inc. However, we pay Gulftex Operating, Inc., $800.00 per month for the activities conducted by Gulftex Operating, Inc., in operating our wells. In addition, during the fourth quarter of the previous fiscal year, Gulftex Operating contracted with our Company to perform management and drilling supervision services on a well-by-well basis. The Company anticipates that it will continue to provide these services for the foreseeable future.
PRINCIPAL ACCOUNTING FEES AND SERVICES
     Audit Fees
      The aggregate fees billed by our independent auditors, for professional services rendered for the audit of our annual financial statements on Form  10-KSB and the reviews of the financial reports included in our Quarterly Reports on Form 10-QSB for the years ended November 30, 2004 and 2003 amounted to $45,000 and $46,000, respectively.
     Tax Fees
      The aggregate fees billed by our auditors for professional services rendered for tax compliance, tax advice and tax planning for the years ended November 30, 2004 and 2003 amounted to $5,000 and $5,000 respectively. Such services consisted of U.S. federal, state and local tax planning,; review of federal, state, local income, franchise, and other tax returns; tax advice and assistance regarding statutory, regulatory or administrative developments.
     All Other Fees
      No fees were billed by our auditors for products and services other than those described above under “Audit Fees” and “Tax Fees” for the year ended November 30, 2004 and 2003.
     Board of Directors Pre-Approval Policies and Procedures
      In December 2003, the Board of Directors adopted polices and procedures for pre-approving all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. Under the policy, our independent auditors are prohibited from performing certain non-audit services and are pre-approved to perform certain other non-audit and tax related services provided that the aggregate fees for such pre-approved non-audit and tax related services do not exceed a pre-set minimum. All audit services, audit-related services, tax services and other services provided by James G. Somma, CPA have been pre-approved by the Board of Directors.

PROPOSAL I
Reverse Stock Split
      The Board of Directors has recommended that TBX reverse split its outstanding and issued shares at a ratio of one (1) share for each current ten (10) shares issued. For example, if a stockholder currently holds 1000 shares of TBX common stock before the split, they would own 100 shares after the split. If approved by the stockholders the reverse split would reduce our issued and outstanding common stock shares from 33,272,537 to 3,327,254.
      The following table sets forth the high and low closing prices of our stock on the OTC Bulletin Board for the periods indicated:

Quarter	Low Bid	High Bid

Quarter ending February 2005	$0.28	$0.32
Quarter ending May 2005	$—	$—
Quarter ending August 2005	$—	$—
Quarter ending November 2005	$—	$—

Quarter	Low Bid	High Bid

Quarter ending February 2004	$0.03	$0.05
Quarter ending May 2004	$0.02	$0.04
Quarter ending August 2004	$0.01	$0.03
Quarter ending November 2004	$0.03	$0.13

Quarter	Low Bid	High Bid

Quarter ending February 2003	$0.45	$0.09
Quarter ending May 2003	$0.35	$0.08
Quarter ending August 2003	$0.04	$0.08
Quarter ending November 2003	$0.03	$0.05

Quarter	Low Bid	High Bid

Quarter ending February 2002	$0.15	$0.24
Quarter ending May 2002	$0.29	$0.40
Quarter ending August 2002	$0.24	$0.29
Quarter ending November 2002	$0.07	$0.10
      The closing price for our Common Stock on the OTC Bulletin Board on May 13, 2005 was $0.14.
      The Board of Directors believes that the relatively low per share market price of our Common Stock impairs the acceptability of our Common Stock to institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company’s reputation in the financial community. In practice, however, this is not necessarily the case, as many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. In addition, option and derivative instrument exchanges prohibit contracts on stocks selling for under certain prices per share.
      The proposed reverse stock split is intended to result in a higher per share market price for the Common Stock that will, in turn, increase investor interest and alleviate the reluctance of brokerage firms to handle transactions in our stock, although there can be no assurance that it will have this effect.
      The proposed reverse stock split is also intended to facilitate lending transactions as well as make the Company a more attractive investment vehicle for privately negotiated transactions.

      There can be no assurance, moreover, that the market price of the Common Stock after the proposed reverse stock split will reflect the proposed reverse stock split, or that the post-split price will either exceed or remain in excess of the current market price.
What are the mechanics of the reverse stock split?
      If Proposal I is approved at the Special Meeting, the reverse stock split will become effective upon the acceptance for record of the amendment to our charter, the Articles of Incorporation. At that time, ten shares of pre-split Old Common Stock will represent one share of post-split New Common Stock.
      Because of the reduction in the actual number of shares of Common Stock outstanding after the reverse stock split, stockholders will be required to exchange their certificates representing shares of the pre-split Old Common Stock for new certificates representing shares of post-split New Common Stock. Stockholders will be furnished the necessary materials and instructions to effect such exchange at the appropriate time by our transfer agent. Stockholders should not submit any certificates until requested to do so.
      No scrip or fractional shares of New Common Stock will be issued. Accordingly, stockholders who would otherwise be entitled to receive fractional shares of New Common Stock will receive one additional share in lieu thereof. Under Texas law, stockholders will not be entitled to appraisal rights with respect to the reverse stock split or the issuance of stock for their fractional shares, if any.
      After the reverse stock split, the par value of the New Common Stock will remain $.01 per share. As a result of the reverse stock split, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the reverse stock split, and the additional paid-in capital account will be credited by the same amount by which the stated capital is reduced. Therefore, a vote for the approval of the reverse stock split will also be a vote for the approval of a reduction in our stated capital. Other than the effect of cash payments for fractional shares, our stockholders’ equity, in the aggregate, will remain unchanged.
      The following chart summarizes the Company’s capitalization before and after the reverse split:

	Before	After

Shares Issued and Outstanding	33,272,537	3,327,254
Shares Authorized and Reserved	100,000,000	100,000,000
Shares Authorized and Unreserved	100,000,000	100,000,000
      Before the reverse split, the Company had available 66,727,463 shares for issuance and after the split will have 96,672,746 shares available for issuance, thus potentially further diluting the existing shareholders’ interests. We have no present plans, proposals, or arrangements, written or otherwise, to issue any additional shares. If we do issue additional shares at some point in the future, the percentage ownership of existing shareholders would be reduced and therefore shareholders would experience dilution.
      The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The Company, however, believes that the reverse stock split will constitute a reorganization pursuant to Section 368(a)(1)(E) of the Internal Review Code of 1986, as amended, and that because the reverse stock split is not part of a plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of the Company, the reverse stock split will have the following federal income tax effects:

1. A stockholder will not recognize gain or loss on the exchange. In the aggregate, the stockholder’s basis in the new shares will equal his basis in the old shares.

2. A stockholder’s holding period for the new shares will be the same as the holding period of the old shares exchanged therefor.

3. The Company will not recognize any gain or loss as a result of the reverse stock split.
      The proposed amendment is attached hereto as Exhibit A.

PROPOSAL II
Majority Vote to Amend Articles of Incorporation
      Under Texas law, a super-majority (66 2/3) vote is required to amend a corporation’s Articles of Incorporation, subject to different provisions as provided by the Articles of Incorporation. Many states, including Delaware and Nevada, only provide for a simple majority vote to amend the charter.
      The Board of Directors believes that the Company would benefit from changing from a supermajority to a simple majority vote requirement in several ways. If Proposal II is approved, a majority of the outstanding shares of voting capital stock entitled to vote on the matter will be required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect amendments as early as possible in order to accomplish the purposes of the Company, the Company will be able utilize the written consent of the majority shareholders of the Company rather than holding a meeting. In addition, the written consent procedure significantly shortens the time necessary to accomplish the amendment.
      The proposed amendment is attached hereto as Exhibit B.
PROPOSAL III
Election of Directors
      One person currently serves on the Board and is expected to continue to serve until the annual meeting. Unless contrary instructions are set forth in the Proxy, it is intended that the persons named in the Proxy will vote all shares of stock represented by the Proxy for the election as directors of Messrs. Reynolds and Osenbaugh. The two directors elected at the special meeting will each serve for a term expiring on the date of the annual meeting in 2005. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee, although management is not aware of any circumstances likely to render any nominee unavailable for election. Election of directors will be by a plurality of the votes cast. A stockholder may, in the manner set forth in the enclosed Proxy card, instruct the proxy holder not to vote that stockholder’s shares of stock for one or more of the named nominees. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named herein. The Articles of Incorporation of the Company, as amended to date, does not permit cumulative voting. For information regarding the nominees for directors of the Company see “Management of the Company.”
      THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

GENERAL
      The management of the Company does not know of any matters, other than those stated in this Proxy Statement, which are to be presented for action at the meeting. If any other matters should properly come before the meeting, proxies will be voted on these other matters in accordance with the best judgment of the persons appointed to vote the proxies.
      The Company will bear the cost of preparing, assembling and mailing all proxy materials that may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies, for no additional compensation, by telephone. The Company does not expect to pay any compensation for the solicitation of proxies.

By Order of the Board of Directors

/s/ TIM BURROUGHS

Tim Burroughs,
President and Director
Dated: June 8, 2005

EXHIBIT A
      If the proposal entitled “Item 1. To amend our Articles of Incorporation to effect a one-for-ten reverse stock split of all outstanding (but not all authorized) shares of the Company’s common stock” is approved by the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock, then Article II of the Articles of Incorporation (as amended) of the corporation will be amended by adding the following language as a new paragraph, to read, in its entirety, as follows:
      “Each ten (10) shares of previously authorized Common Stock of the corporation, par value $0.01 per share, issued and outstanding immediately prior to the time of the filing and recording of these Articles of Amendment (“Amendment”) in the Office of the Secretary of State of the State of Texas, shall, upon the filing and recording of this Amendment in the Office of the Secretary of State of the State of Texas, thereby and thereupon automatically be combined without any further action into one (1) validly issued, fully paid and nonassessable share of Common Stock of the corporation, par value $0.01 per share. Further, every right, option and warrant to acquire ten (10) shares of Common Stock of the corporation, outstanding immediately prior to the time of filing and recording of this Amendment in the Office of the Secretary of State of the State of Texas, shall upon filing and recording of this Amendment in the Office of the Secretary of State of the State of Texas, thereby and thereupon automatically be converted without any further action into the right to acquire one (1) share of Common Stock of the corporation, upon the terms of the right, option or warrant, except that the purchase price of the Common Capital Stock, upon exercising the right, option or warrant, shall be proportionately increased. The corporation shall not issue fractional shares with respect to the combination or conversion. To the extent that a shareholder holds a number of shares of Common Stock immediately prior to the filing and recording of this Amendment that is not evenly divisible by ten (10), such shareholder shall receive one additional share of Common Stock for each fractional share otherwise issuable. As a result of this Amendment, the corporation’s Common stock account will be reduced from (a) $0.01 multiplied by the number of shares of Common Capital Stock issued and outstanding prior to the filing and recording of the Amendment to (b) $0.01 multiplied by the number of shares of Common Capital Stock issued and outstanding immediately after the filing and recording of the Amendment. The Capital in excess of par value account will be credited with the amount by which the Common stock account is reduced. The number of shares of authorized Common Capital Stock of the Corporation will remain at 100,000,000 and will not be affected by the Amendment.”

EXHIBIT B
      If the proposal entitled “Item 2. To amend our Articles of Incorporation to provide that the Articles of Incorporation may be amended by a majority vote of issued and outstanding shares” is approved by the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock, then Article Nine will be amended by adding the following paragraph at the end of Article Nine with the following new paragraph, such new paragraph to read, in its entirety, as follows:
      “Section 9.03.     Amendments to Articles of Incorporation. Amendments to the Corporation’s Articles of Incorporation shall be adopted upon receiving the affirmative vote of the holders of at a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least a majority of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least a majority of the total outstanding shares entitled to vote thereon.”

PROXY	TBX RESOURCES, INC.	PROXY

3030 LBJ Freeway, Suite 1320

Dallas, Texas 75234
Special Meeting of Stockholders
June 29, 2005

This Proxy is solicited on behalf of the Board of Directors.

     The undersigned stockholder of TBX Resources, Inc., a company organized under the laws of the State of Texas, hereby appoints Tim Burroughs, President, and Sherri Cecotti, Secretary, as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of TBX Resources, Inc. held of record by the undersigned on May 18, 2005 at the Special Meeting of Stockholders to be held on June 29, 2005, at 8:30 A.M. Central Daylight Time or at any adjournment thereof.

(Continued and to be signed and dated on reverse side)

SEE REVERSE SIDE

/ Please Detach and Mail in the Envelope Provided /

Please date, sign and mail your proxy card back as soon as possible!

A ☒ Please mark your votes as in this example.

		FOR	AGAINST	WITHHOLD AUTHORITY

1.	To amend the Articles of Incorporation to effect a one-for-ten reverse stock split of all outstanding (but not all authorized) shares of Common Stock.	☐	☐	☐

		FOR	AGAINST	WITHHOLD AUTHORITY

2.	To amend the Articles of Incorporation to reduce the required percentage vote to Amend the Articles of Incorporation from 66 2/3 to a simple majority.	☐	☐	☐

		FOR	WITHHOLD AUTHORITY

3.	To elect	☐	☐	Nominee: Jeffrey Reynolds

		☐	☐	Nominee: Alan Osenbaugh

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐ Check here for address change	NEW ADDRESS

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

     Date sign and return the Proxy card promptly using the enclosed envelope.

SIGNATURE(S)

DATE

SIGNATURE, IF HELD JOINTLY

DATE

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.